CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm, we hereby consent to the use of our report dated December 10, 2010, for the Pinnacle Capital Management Balanced Fund, a series of the Pinnacle Capital Management Funds Trust, and to all references to our firm included in or made a part of this Pre-Effective Amendment under the Securities Act of 1933 and Pre-Effective Amendment under the Investment Company Act of 1940 to the Pinnacle Capital Management Balanced Fund’s Registration Statement on Form N-1A.

COHEN FUND AUDIT SERVICES, LTD.

Westlake, Ohio

January 14, 2011